UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 27, 2006
CHICAGO BRIDGE & IRON COMPANY N.V.
(Exact name of registrant as specified in its charter)
The Netherlands
(State or other jurisdiction of incorporation)

1-12815 (Commission File Number)	N.A. (IRS Employer Identification No.)

Polarisavenue 31 2132 JH Hoofddorp The Netherlands (Address of principal executive offices)	N.A. (Zip Code)
Registrant’s telephone number, including area code: 31-23-568-5660
N.A.
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

We entered into a Stay Bonus Agreement (“Agreement”) with Tommy C. Rhodes, Vice President and Controller (“Executive”) on January 27, 2006, subject to a seven day revocation right at the option of the Executive. In consideration for Executive continuing to perform his assigned duties and responsibilities relating to technical accounting and public reporting matters, the Agreement provides that the Executive will be paid compensation of $1,740,000 plus a 5% ($87,000) contribution (“Contribution”) on behalf of the Executive to the Chicago Bridge & Iron Savings Plan (the “Plan”) in accordance with the terms and requirements of the Plan, in addition to his regular salary, bonus and other benefits described below. The first installment of $400,000 will be paid on or after February 4, 2006, provided that Executive has not revoked the Agreement and that we have received notice that all complaints Executive has filed with any governmental entity or court against us have been dismissed or closed. The second installment of $1,340,000 will be paid within forty eight hours of the execution by Executive of Exhibit A to the Agreement (“Exhibit A”) following the earlier of June 30, 2006 or the date we file our Annual Report on Form 10-K for the year ended December 31, 2005 (the “Term”), provided the Executive remains in our employment through the Term and otherwise satisfies the terms of the Agreement.

The Agreement further provides that:

(a) Executive will: (i) receive base salary and employee benefits through the Term; (ii) be entitled to a cash bonus for 2005 in the amount of at least $135,000; (iii) receive a lump sum payment equal to our annual subsidy for health care coverage for the Executive and covered dependents, grossed up for applicable withholdings; and (iv) receive compensation and benefits, including long-term incentive awards, for work performed for us in 2005; and

(b) Executive releases us (the “Release”) from any and all claims, charges, demands, suits, debts, loans, judgments, liens, obligations, damages, liabilities (including claims for indemnification or contribution), rights and causes of action of any nature whatsoever, known or unknown, at law or equity or otherwise, including, but not limited to, claims, charges, demands, suits, causes or rights of action relating to the Sarbanes-Oxley Act of 2002 and the Family and Medical Leave Act, breach of contract or public policy, wrongful or retaliatory discharge, whistle blower actions, claims for discrimination or retaliation, defamation or other personal or business injury of any kind, claims for discrimination, including claims under the Age Discrimination in Employment Act of 1967, as amended by the Older Workers Benefit Protection Act, Title VII of the Civil Rights Act of 1964, Section 1981 of the Civil Rights Act of

1866, the Civil Rights Act of 1991 and the Employee Retirement Income Security Act of 1974, claims for personal injury, additional compensation or fringe benefits (including performance shares under a company long-term incentive plan to the extent not vested as of December 31, 2005), and any and all rights to or claims for continued employment, attorneys fees or damages (including, but not limited to, contract, compensatory, punitive or liquidated damages) or equitable relief, which he may ever have had up to the date of the Agreement.

The Agreement also contains provisions regarding confidentiality, intellectual property ownership and future cooperation and support.

Exhibit A provides that Executive agrees: (i) to the Release as of the effective date of Exhibit A; (ii) to his last day of employment and that he has been paid in full for all work performed and is not entitled to further compensation, including incentive compensation; (iii) not to seek re-employment with us; and (iv) to execute our standard Employee Invention and Confidential Information Agreement.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) With respect to our principal accounting officer, see disclosures contained in Item 1.01.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits
10.1	Stay Bonus Agreement between Chicago Bridge & Iron Company (Delaware) and Tommy C. Rhodes dated January 27, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICAGO BRIDGE & IRON COMPANY N.V. By: Chicago Bridge & Iron Company B.V. Its: Managing Director
Date: February 2, 2006	By:	/s/ Richard A. Byers
Its: Managing Director

EXHIBIT INDEX
Exhibit Number	Description
10.1	Stay Bonus Agreement between Chicago Bridge & Iron Company (Delaware) and Tommy C. Rhodes dated January 27, 2006.